[EXHIBIT 5.1 -- Opinion and Consent of Matthew McCarley, Esq.]



                            Matthew R. McCarley, Esq.
                                 108 Dustin Dr.
                               Allen, Texas  75002




October 29, 2004


Pegasus Air Group, Inc.
2708 Fairmount St.
Dallas, TX  75201

Ladies and Gentlemen:

We have acted as counsel to Pegasus Air Group, Inc., a Nevada corporation (the "Company"), in connection with its filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form SB-2, including exhibits therein (the "Registration Statement") covering up to 4,208,000 shares of the Company's Common Stock, $0.001 par value (the "Shares") and up to 2,000,000 Warrants to purchase Shares (the "Warrants").

We have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and such other documents as we have deemed relevant and necessary as the basis of the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

Based on the foregoing and with regards to the common stock for resale, units comprised of common stock and warrants, warrants, and common stock underlying the warrants, we are of the opinion that:

(1) The selling shareholder shares are validly issued fully paid and non-assessable under the laws of the State of Nevada;

(2) Warrants will be legally issued, fully paid and non-assessable under the laws of the State of Nevada; and

(3) In accordance with the applicable law as of October 29, 2004, the Shares issuable upon the exercise of the Warrants, will be, upon issuance in accordance with the terms of the Warrants and/or Options, legally issued, fully paid and non-assessable under the laws of the State of Nevada.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

     If you have any questions please do not hesitate to call. With kind regards I remain


                                          Yours very truly,



                                          /s/ Matthew McCarley
                                          Matthew McCarley, Esq.